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                                                                    Exhibit 99.1


                        CONSENT OF HARBOR RESEARCH, INC.
                        --------------------------------

We hereby consent to the reference to Harbor Research, Inc. and to the use of market data compiled by Harbor Research, Inc. referenced in the ORBCOMM, Inc. Registration Statement on Form S-1 (File No. 333-134088) under the following captions: "Prospectus summary--Our Company," "Management's discussion and analysis of financial condition and results of operations--Overview," "Business--Overview" and "Business--Market Opportunity". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         /s/ Marc Kriessmann
                                         ----------------------------
                                         HARBOR RESEARCH, INC.

October 19, 2006